      As filed with the Securities and Exchange Commission on May 31, 1996

                                                      Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              -------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------

                           CONVEST ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

            TEXAS                                       76-0312028
 (State or other jurisdiction                         (I.R.S. Employer
incorporation or organization)                       Identification No.)

                       2401 Fountain View Dr., Suite 700
                             Houston, Texas  77057
                    (Address of Principal Executive Offices)

                           1995 STOCK INCENTIVE PLAN
                            (Full title of the plan)


                           CONVEST ENERGY CORPORATION
                       2401 Fountain View Dr., Suite 700
                             Houston, Texas  77057
                                 (713) 780-1952
           (Name, address and telephone number of agent for service)

                                   Copies to:

                                PAUL E. PRYZANT
                              SNELL & SMITH, P. C.
                           1000 Louisiana, Suite 3650
                             Houston, Texas  77002
                              -------------------

                        CALCULATION OF REGISTRATION FEE


================================================================================

                                                  Proposed      Proposed
         Title of                                 maximum       maximum
        securities               Amount           offering     aggregate   Amount of
          to be                   to be             price       offering   registration
        registered            registered(1)       per share      price         fee
- --------------------------  ----------------     ----------   ----------  ------------
      Common Stock,         1,000,000 shares     $4 .875 (2)  $4,875,000     $1,681.03
      $.01 par value

================================================================================

(1) The registration statement also includes an indeterminable number of additional shares that may become issuable pursuant to the antidilution adjustment provisions of the plan.

(2) In accordance with Rule 457, calculated on the basis of the average of the high and low sale prices for Common Stock on the American Stock Exchange on May 28, 1996.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents are incorporated by reference in this registration statement:

          (a) The Registrant's latest annual report on Form 10-K, or, if the financial statements therein are more current, the Registrant's latest prospectus, other than the prospectus of which this document is a part, filed pursuant to rule 424(b) or (c) of the Securities Exchange Commission under the Securities Act of 1933.

          (b) All other reports filed by the Registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

          (c) The descriptions of the Registrant's Common Stock which are contained in the Registrant's registration statement filed under section 12 of the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such descriptions.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                                 Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                                 Not applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Article XI of the Registrant's Articles of Incorporation, as amended (the "Articles"), and Article IV of the Registrant's Restated Bylaws, as amended (the "Bylaws"), contain identical indemnification provisions that are consistent with, and subject to the limitations of the Texas Business Corporation Act ("TBCA"). To the maximum extent permitted by law, the Registrant's Articles and Bylaws provide for mandatory indemnification of directors, and permissive indemnification of officers, employees, agents and other persons acting for the Registrant against losses, damages, claims or liabilities to which they may become subject or which they may incur as a result of being or having been a director, officer, employee or agent of the Registrant or other person acting for the Registrant. In addition, the Registrant must advance or reimburse directors and officers, and may advance or reimburse employees, agents or other persons for expenses incurred by them in connection with indemnifiable claims. As permitted by the TBCA, the Registrant's Board of Directors, by duly adopted resolution, has provided that the Registrant shall indemnify its officers duly elected or appointed by the Registrant's Board of Directors in the same manner and to the same extent that the Registrant is obligated to indemnify its directors pursuant to the Articles and Bylaws, as each may be amended or restated from time to time.

          Article 2.02-1 of the TBCA empowers the Registrant to indemnify present and former directors, officers, employees, agents and other persons acting on the Registrant's behalf against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by them in connection with a proceeding brought against them in their respective present or former capacities as directors, officers, employees or agents of the Registrant, or of any other entity in which they are or were serving in such at the Registrant's request. However, the TBCA provides that unless a court of competent jurisdiction determines otherwise, indemnification is available only if the person (1) acted in good faith, (2) reasonably believed that he acted (a) in his official capacity, in a manner which was in the corporation's best interests, and (b) in other than his official capacity, in a manner which he reasonably believed was at least not opposed to the corporation's best interests, and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Even if these three elements are established, if a person is found liable to the corporation, or liable on the basis that he received an improper personal benefit, indemnification is (i) limited to his reasonable expenses, and
(ii) prohibited if he is found liable for willful or intentional misconduct in performing his duties to the corporation.

          The TBCA prescribes procedures that a corporation must use in determining whether a claim is indemnifiable under the statute; if so, whether to authorize indemnification (unless it is made mandatory by articles of incorporation, bylaws, director or shareholder resolution, or agreement); and the reasonableness of any expenses for which indemnification is sought. Each of these determinations must be made by (i) majority vote of a quorum of disinterested directors, (ii) if such quorum is unobtainable, then by a majority vote of a special committee of disinterested directors appointed by a majority vote of all directors, (iii) special legal counsel selected by the board of directors or a committee of the board by vote as described in (i) or (ii), or if such quorum is unobtainable or such committee cannot be established, then by a majority vote of all directors, or (iv) vote of disinterested shareholders.

          Consistent with Article 2.02-1 of the TBCA, the Registrant's Articles and Bylaws, also empower it to procure and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or at the Registrant's request, of another entity, against any liability asserted against him in such capacity regardless of whether the Registrant could indemnify him against such liability under the TBCA.

          In accordance with Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, Article X of the Registrant's Articles of Incorporation, as amended, eliminates a director's liability to the Registrant and its shareholders for monetary damages for an act or omission in his capacity as a director, except that such provision does not eliminate or limit a director's liability for: (1) a breach of his duty of loyalty to the Registrant or its shareholders, (2) an act or omission not in good faith or involving intentional misconduct or a knowing violation of law, (3) a transaction from which he received an improper benefit, (4) an act or omission for which the liability of a director is expressly provided for by statute, or (5) an act related to an unlawful stock repurchase or dividend payment. If a director breaches any other fiduciary duty in performing his duties as a director, neither the Registrant nor its shareholders could recover monetary damages from the director; only equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty, may be available. To the extent certain claims against directors are limited to equitable remedies, the provision in the Registrant's Articles of Incorporation, as amended, may reduce the likelihood of derivative litigation and may discourage shareholders or management from initiating litigation against directors for breach of their fiduciary duties. Additionally, equitable remedies may not be effective in many situations. If a shareholder's only remedy is to enjoin the completion of the board of directors' action, such remedy would be ineffective if the shareholder does not become aware of a transaction or event until after it has been completed. In such a situation, it is possible that the Registrant and its shareholders would have not effective remedy against the directors.

          The above discussion of the Registrant's Articles and Bylaws and Texas statutes is not intended to be exhaustive and is qualified in its entirety by the Articles and Bylaws and such statutes.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                                Not applicable.

ITEM 8.  EXHIBITS.

      4.1 Articles of Incorporation of the Registrant [Incorporated by reference to Exhibit 4.2 to Registrant's Current Report on Form 8-K filed on December 24, 1990]

      4.2 Bylaws of the Registrant [Incorporated by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the year ended
          December 31, 1992]

      4.3 Specimen Stock Certificate [Incorporated by reference to Exhibit 8.1 to Registrant's Current Report on Form 8-K filed on December 24, 1990]

  *   5.1 Opinion of Snell & Smith, A Professional Corporation

  *  10.1 1995 Stock Incentive Plan

  *  23.1 Consent of Snell & Smith, a Professional Corporation [Included in
          Exhibit 5.1]

  *  23.2 Consent of Arthur Andersen LLP

     24.1 Powers of Attorney (Included on Page II-7)
  _______________
  *  Filed herewith

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, un enforceable. In the event that a claim or indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the pinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on May 30, 1996.

                                    CONVEST ENERGY CORPORATION



                                    By:       Michael Y. McGovern
                                       ----------------------------------------
                                         MICHAEL Y. McGOVERN, Chairman
                                         and Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Convest Energy Corporation, hereby severally constitute Michael Y. McGovern and Gary L. Pittman, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement filed herewith and any amendments to said Registration Statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Convest Energy Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Witness our hands on the date set forth below.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on May 30, 1996.


             Signature                                 Title
             ---------                                 -----
Michael Y. McGovern                     Chairman of the Board and Chief
- --------------------------------------   Executive Officer
Michael Y. McGovern


Richard T. Howell                       President and Chief Operating Officer
- --------------------------------------   and Director
Richard T. Howell


Gary L. Pittman                         Executive Vice President and Chief
- --------------------------------------  Financial Officer (Principal
Gary L. Pittman                         Financial and Accounting Officer)


Timothy J. Andrews
- --------------------------------------  Director
Timothy J. Andrews


E. Murray Gullatt
- --------------------------------------  Director
E. Murray Gullatt


Vernon T. Jones, Sr.
- --------------------------------------  Director
Vernon T. Jones, Sr.


T. Franklin Myers
- --------------------------------------  Director
T. Franklin Myers


Leonard B. Rosenberg
- --------------------------------------  Director
Leonard B. Rosenberg
